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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES*



                                                STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                               INCORPORATION OR ORGANIZATION

Ecogen-Bio Inc.                                             Delaware

Ecogen Investments Inc.                                     Delaware

Ecogen-Jerusalem Inc.                                       Delaware

Ecogen-Israel Inc.                                          Delaware

Ecogen Technologies I Incorporated                          Delaware

Ecogen-Bio Germany GmbH                                     Germany

Ecogen Biotechnologies Israel Ltd.                          Israel

Ecogen Israel International Inc.                            Delaware



* All of the subsidiaries listed above are wholly-owned subsidiaries with the exception of Ecogen Technologies I Incorporated of which Ecogen Inc. owns approximately 70% of the outstanding common stock.


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